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                                                                   Exhibits 10.1

                                     FORM OF
                           UNITED STATES OIL FUND, LP
                         AUTHORIZED PURCHASER AGREEMENT

     This United States Oil Fund, LP Authorized Purchaser Agreement (the "Agreement"), dated as of [__________, 2005] is entered into by and between Victoria Bay Asset Management, LLC, a Delaware limited liability company and General Partner of United States Oil Fund, LP (the "General Partner"), on behalf of itself and as General Partner of United States Oil Fund, LP, and [Bear Wagner Specialists LLC], [A _____________] company (the "Authorized Purchaser").

                                     SUMMARY

     The General Partner serves in its capacity as General Partner of United States Oil Fund, LP (the "Fund") pursuant to the Limited Partnership Agreement dated as of [________, 2005], between the General Partner and the Limited Partners of the Fund (the "Partnership Agreement"). As provided in the Partnership Agreement and described in the Fund's prospectus (the "Prospectus"), units of fractional undivided beneficial interest in and ownership of the limited partnership (the "Units") may be created or redeemed through the Marketing Agent by the Authorized Purchaser in aggregations of one hundred thousand (100,000) Units (each aggregation, a "Creation Basket" or "Redemption Basket," respectively; collectively, "Baskets"). Creation Baskets are offered only pursuant to the registration statement of the limited partnership on Form S-1, as amended (Registration No.: 333-124950), as declared effective by the Securities and Exchange Commission (the "SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement"). Authorized Purchasers are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

     Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Prospectus. To the extent there is a conflict between any provision of this Agreement and the provisions of the Prospectus, the provisions of the Prospectus shall control.

     To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

SECTION 1.  ORDER PLACEMENT.

         To place orders for the creation or redemption of one or more Baskets, Authorized Purchasers must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and attached to this Agreement as Exhibit A.

SECTION 2. STATUS AND OBLIGATIONS OF AUTHORIZED PURCHASER.

     The Authorized Purchaser represents and warrants and covenants the following:

     (a) The Authorized Purchaser is a participant of the Depository Trust Company ("DTC") (as such a participant, a "DTC Participant"). If the Authorized Purchaser ceases to be a DTC Participant, the Authorized Purchaser shall give immediate notice to the General Partner of such event, and this Agreement shall terminate immediately as of the date the Authorized Purchaser ceased to be a DTC Participant.

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     (b) Unless Section 2(c) applies, the Authorized Purchaser either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Purchaser will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Purchaser will comply with all applicable federal law, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and is solely responsible for determining the application of any such laws or regulations in all cases at its own expense. The Authorized Purchaser will not directly or indirectly offer, sell or deliver Baskets in or from any state or jurisdiction where they may not lawfully be offered, sold and/or delivered.

     (c) If the Authorized Purchaser is offering or selling Units in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized Purchaser will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the Commodities Exchange Act (the "CEA"), and the rules and regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

     (d) The Authorized Purchaser is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the regulations promulgated thereunder, if the Authorized Purchaser is subject to the requirements of the USA PATRIOT ACT.

     (e) The Authorized Purchaser has the capability to send and receive communications via an authenticated telecommunication facility to and from the General Partner, ALPS Mutual Funds Services, Inc. (the "Marketing Agent") and Brown Brothers Harriman & Co., who shall act as both administrator (the "Administrator") and custodian (the "Custodian"). The Authorized Purchaser shall confirm such capability to the satisfaction of the General Partner and the Marketing Agent by the end of the Business Day (as defined below) before placing its first order with the Marketing Agent (whether such order is to create or to redeem Baskets). If required by the Marketing Agent, the Administrator or the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Purchaser shall enter into a separate agreement with the Marketing Agent, the Administrator or the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

     (f) Because new Baskets can be created and Units therein issued on an ongoing basis, at any point during the life of the partnership, a "distribution," as such term is used in the 1933 Act,


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may be occurring with respect to resales of these Units. The Authorized
Purchaser is cautioned that some of its activities may result in its being deemed a purchaser in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Purchaser should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined below). In addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, the Authorized Purchaser also has the obligation to comply with the disclosure delivery requirements under the CEA, including, with respect to the CEA, the requirement that it provide an acknowledgement of receipt of the Prospectus (the "CEA Acknowledgement") as set forth in Section 11, to the [FUND, DIRECTLY OR THROUGH ITS AGENT, THE MARKETING AGENT, PRIOR TO PAYMENT OF THE PURCHASE PRICE FOR ANY CREATION BASKET TO THE FUND]. The Authorized Purchaser also covenants that it will require each distributor of the Units to expressly agree to comply with the aforementioned SEC and CEA requirements, including the requirement that it receive and retain on behalf of the Fund the CEA Acknowledgement from each purchaser of the Units. The Authorized Purchaser agrees and will require each distributor to maintain records of the CEA Acknowledgement for a period of [__] years.

SECTION 3. ORDERS.

     (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Prospectus, this Agreement and the creation and redemption procedures attached hereto as Exhibit A (the "Procedures"). Each party will comply with such foregoing terms to the extent applicable to it. The General Partner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Purchaser will comply with such procedures. The Authorized Purchaser hereby consents to the use of recorded telephone lines.

     (b) The Authorized Purchaser acknowledges and agrees it is acting solely as principal and not on behalf of any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order and Redemption Order, an "Order") may not be revoked by the Authorized Purchaser upon its delivery to the Marketing Agent. A form of Purchase/Redemption Order is attached hereto as Exhibit B.

     (c) The General Partner acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i) determined by the General Partner not to be in proper form; (ii) that the General Partner has determined would have adverse tax consequences to the Limited Partnership or the Fund; (iii) the acceptance or receipt of which would, in the opinion of counsel to the General Partner, be unlawful; or (iv) if circumstances outside the control of the General Partner or the Marketing Agent make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the General Partner nor the Marketing Agent shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

     (d) The General Partner acting by itself or through the Marketing Agent shall reject any Redemption Order (i) determined by the General Partner not to be in proper form or (ii) the


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fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and neither the General Partner nor the Marketing Agent shall have liability to any person for rejecting a Redemption Order in such circumstances.

SECTION 4. FEES.

     In connection with each Order by an Authorized Purchaser to create or redeem one or more Baskets, the General Partner shall charge, and the Authorized Purchaser shall pay to the General Partner, the Transaction Fee prescribed in the Prospectus applicable to such creation or redemption. The initial Transaction Fee shall be one thousand dollars ($1,000). The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

SECTION 5. AUTHORIZED PERSONS.

     Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Purchaser shall deliver to the General Partner and the Marketing Agent, notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Purchaser (each, an "Authorized Person"). The General Partner or the Marketing Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the General Partner receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Purchaser, the Authorized Purchaser shall give immediate written notice of such fact to the General Partner and the Marketing Agent, and such notice shall be effective upon receipt by the General Partner.

SECTION 6. CREATION PROCEDURES.

     On any Business Day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more Creation Baskets in accordance with this
Section 6 and the Procedures. For purposes of processing purchase and redemption orders, a "Business Day" means any day other than a day when any of the American Stock Exchange is closed for regular trading, the New York Mercantile Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 4:00 PM New York time or the close of regular trading on the American Stock Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is the purchase order date. By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries with the Fund, or a combination of Treasuries and cash. Prior to the delivery of Baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. "Treasuries" shall be any U.S. treasury security less than two years to maturity with an aggregate market value, as determined in the sole discretion of the Administrator [USING THE VALUATION PROCEDURES SET FORTH IN EXHIBIT __,] that together with any cash amount, will equal the purchase price of the Creation Basket being purchased.

     The total deposit required to create each Basket ("Creation Basket Deposit") is an amount of Treasuries and cash with a value that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Units to be created under the purchase order is in


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proportion to the total number of Units outstanding on the date the order is received. The General Partner determines, directly in its sole discretion, or through the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasury and cash, that may be included in deposits to create Baskets. The [MARKETING AGENT] will publish such requirements [AT THE BEGINNING OF EACH BUSINESS DAY]. Unless otherwise determined by the General Partner, the amount of cash deposit required will be the difference between (i) the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 PM New York time on the purchase order date and (ii) the total required deposit.

     An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund's account with the Custodian the required amount of Treasuries and cash by the end of the third Business Day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of Baskets ordered to the Authorized Purchaser's DTC account on the third Business Day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Purchaser.

SECTION 7.  REDEMPTION PROCEDURES.

     On any Business Day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more Redemption Baskets in accordance with this
Section 7 and the Procedures. Redemption orders must be placed by 4:00 PM New York time or the close of regular trading on the American Stock Exchange, whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the Marketing Agent. The day on which the Marketing Agent receives a valid redemption order is the redemption order date. By placing a redemption order, an Authorized Purchaser agrees to deliver the Redemption Baskets to be redeemed through DTC's book-entry system to the Fund not later than the third Business Day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Fund's account at the Custodian the non-refundable Transaction Fee due for the redemption order.

     The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and cash with a value that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order is received. The General Partner, directly or through the Administrator, will determine the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash, that may be included in distributions to redeem Baskets. The Marketing Agent will publish such requirements as of 4:00 PM New York time on the redemption order date.

     The redemption distribution due from the Fund is delivered to the Authorized Purchaser on the third Business Day following the redemption order date if, by 9:00 AM New York time on such third Business Day, the Fund's DTC account has been credited with the Baskets to be redeemed. If the Fund's DTC account has not been credited with all of the Baskets to be redeemed by such time,


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the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund's DTC account by 9:00 AM New York time on such next Business Day. Any further outstanding amount of the redemption order shall be cancelled. The Custodian is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund's DTC account by 9:00 AM New York time on the third Business Day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the Baskets through DTC's book entry system on such terms as the General Partner may from time to time determine.

     The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the American Stock Exchange or the New York Mercantile Exchange is closed other than customary weekend or holiday closings, or trading on the American Stock Exchange or the New York Mercantile Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries or other assets of the Fund is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the holders of Units. None of the General Partner, the Marketing Agent, the Administrator or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

SECTION 8.  ROLE OF AUTHORIZED PURCHASER.

     (a) The Authorized Purchaser acknowledges that, for all purposes of this Agreement, the Authorized Purchaser is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Fund, the Marketing Agent, the Administrator the Custodian or the General Partner in any matter or in any respect, except as set forth in Section 2(f).

     (b) The Authorized Purchaser will make itself and its employees available, upon request, during normal business hours to consult with the General Partner and the Marketing Agent concerning the performance of the Authorized Purchaser's responsibilities under this Agreement.

     (c) The Authorized Purchaser will maintain records of all sales of Creation Baskets made by or through it and will furnish copies of such records to the General Partner upon the reasonable request of the General Partner.

SECTION 9. INDEMNIFICATION.

     (a) Indemnification of Authorized Purchaser. The General Partner agrees to indemnify, defend and hold harmless the Authorized Purchaser, its partners, stockholders, members, directors, officers and employees and any Affiliate of the foregoing, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Authorized Purchaser or any such person may incur under the 1933 Act, the Exchange Act, the CEA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:


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     (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplement) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Purchaser furnished in writing by or on behalf of the Authorized Purchaser to the General Partner expressly for use in such Registration Statement;

     (2) any untrue statement or alleged untrue statement of a material fact or breach by the General Partner of any representation or warranty contained this Agreement;

     (3) the failure by the General Partner to perform when and as required, any agreement or covenant contained herein;

     (4) the Authorized Purchaser's performance of its duties under this Agreement except in the case of this clause (4), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Authorized Purchaser.

     In no case is the indemnity of the General Partner in favor of the Authorized Purchaser and such other persons as are specified in this
     Section 9(a) to be deemed to protect the Authorized Purchaser and such persons against any liability to the General Partner or the Fund to which the Authorized Purchaser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     If any action, suit or proceeding (each, a "Proceeding") is brought against the Authorized Purchaser or any such person in respect of which indemnity may be sought against the General Partner pursuant to the foregoing paragraph, the Authorized Purchaser or such person shall promptly notify the General Partner in writing of the institution of such Proceeding and the General Partner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the General Partner shall not relieve the General Partner from any liability which it may have to the Authorized Purchaser or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Authorized Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Authorized Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the General Partner in connection with the defense of such Proceeding or the General Partner shall not have, within a reasonable period of time in light of the circumstances,


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     employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the General Partner (in which case the General Partner shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the General Partner and paid as incurred (it being understood, however, that the General Partner shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

     The General Partner shall not be liable for any settlement of any Proceeding effected without the General Partner's written consent but if settled with the General Partner's written consent, the General Partner agrees to indemnify and hold harmless the Authorized Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) The Authorized Purchaser agrees to indemnify, defend and hold harmless each of the Fund, the General Partner and its partners, stockholders, members, directors, officers, employees and any person who controls the General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the General Partner any such person may incur under the 1933 Act, the Exchange Act, the CEA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Purchaser to the General Partner expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in


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such Registration Statement or such Prospectus or necessary to make such information not misleading.

     The Authorized Purchaser will also indemnify the General Partner as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Authorized Purchaser's performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the General Partner. In no case is the indemnity of the Authorized Purchaser in favor of the General Partner to be deemed to protect the General Partner and such persons against any liability to the Authorized Purchaser to which the General Partner would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     If any Proceeding is brought against the General Partner or any person referred to in the preceding paragraph in respect of which indemnity may be sought against the Authorized Purchaser pursuant to the foregoing paragraph, the General Partner or such person shall promptly notify the Authorized Purchaser in writing of the institution of such Proceeding and the Authorized Purchaser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Authorized Purchaser shall not relieve the Authorized Purchaser from any liability which it may have to the General Partner or any such person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The General Partner or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the General Partner or such person unless the employment of such counsel shall have been authorized in writing by the Authorized Purchaser in connection with the defense of such Proceeding or the Authorized Purchaser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Authorized Purchaser (in which case the Authorized Purchaser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Authorized Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Authorized Purchaser), in any of which events such fees and expenses shall be borne by the Authorized Purchaser and paid as incurred (it being understood, however, that the Authorized Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

     The Authorized Purchaser shall not be liable for any settlement of any such Proceeding effected without the written consent of the Authorized Purchaser but if settled with the written consent of the Authorized Purchaser, the Authorized Purchaser agrees to indemnify and hold harmless the General Partner and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the preceding paragraph, then the


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indemnifying party agrees that it shall be liable for any settlement of any
Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) The indemnity agreements contained in this Section 9 and the covenants, warranties and representations of the General Partner contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Purchaser, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the General Partner, the Fund, their partners, stockholders, members, directors, officers, employees or any person who controls the General Partner or the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Units. The General Partner and the Authorized Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the General Partner, against any of the General Partner's officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

SECTION 10.

     (a) Limitation of Liability.

     None of the General Partner, the Authorized Purchaser, the Marketing Agent, the Administrator, or the Custodian, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Purchaser, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

     (b) Tax Liability.

     The Authorized Purchaser shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser. To the extent the General Partner or the Fund is required by law to pay any such tax or charge, the Authorized Purchaser agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

SECTION 11. ACKNOWLEDGMENT.

The Authorized Purchaser acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

SECTION 12. EFFECTIVENESS AND TERMINATION.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days' prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Purchaser by the General Partner in the event of a breach by the Authorized Purchaser of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Fund is terminated.

SECTION 13. MARKETING MATERIALS; REPRESENTATIONS REGARDING BASKETS; IDENTIFICATION IN REGISTRATION STATEMENT.

     (a) The Authorized Purchaser represents, warrants and covenants that (i), without the written consent of the General Partner, the Authorized Purchaser will not make, or permit any of its representatives to make, any representations concerning the Baskets or the General Partner, the Fund or any person indemnified by the Authorized Purchaser (the "AP Indemnified Person") other than representations contained (A) in the then-current Prospectus of the Fund, (B) in printed information approved by the General Partner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Purchaser by the General Partner, and (ii) the Authorized Purchaser will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets, any AP Indemnified Person or the Fund that is not consistent with the Fund's then current Prospectus. Copies of the then-current Prospectus of the Fund and any such printed supplemental information will be supplied by the General Partner to the Authorized Purchaser in reasonable quantities upon request.

     (b) The Authorized Purchaser agrees to provide each prospective purchaser with a copy of the Fund's Prospectus and obtain the acknowledgment of receipt of the Prospectus from such investor prior to receipt of payment from the investor. The Authorized Purchaser is required to maintain each acknowledgement of receipt until the termination of this Agreement, and provide a copy to the General Partner upon reasonable request.

     (c) The Authorized Purchaser hereby agrees that for the term of this Agreement the General Partner or its agent, the Marketing Agent, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Purchaser in Portable Document Format ("PDF") via electronic mail or facsimile in lieu of delivering the Prospectus in paper form. The Authorized Purchaser may revoke the foregoing agreement at any time by delivering written notice to the General Partner and, whether or not such agreement is in effect, the Authorized Purchaser may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the General Partner or its agent, the Marketing Agent. The Authorized Purchaser acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The General Partner will when requested by the Authorized Purchaser make available at no cost the software and technical assistance necessary to allow the Authorized Purchaser to access, view and print the PDF version of the Prospectus.

     (d) For as long as this Agreement is effective, the Authorized Purchaser agrees to be identified as an authorized purchaser of the Fund (i) in the section of the Prospectus included within the Registration Statement entitled "Creation and Redemption" and in any other section as may be required by the SEC and (ii) on the Fund's website. Upon the termination of this Agreement, (i) during the period prior to when the General Partner qualifies and elects to file on Form S-3, the General Partner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the General Partner qualifies and elects to file on Form S-3, the General Partner will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Purchaser as an authorized purchaser of the Fund and (ii) the General Partner will promptly update the Fund's website to remove any identification of the Authorized Purchaser as an authorized purchaser of the Fund.

SECTION 14. CERTAIN COVENANTS OF THE GENERAL PARTNER.

     The General Partner, on its own behalf and on behalf of the Fund, covenants and agrees:

     (a) to advise the Authorized Purchaser promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Fund, to the Authorized Purchaser promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

     (b) to furnish to the Authorized Purchaser, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of Sutherland Asbill & Brennan LLP, counsel for the General Partner, addressed to the Authorized Purchaser and as attached hereto as Exhibit D.

     (c) to cause Eisner LLP to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Purchaser, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (d) to deliver to the Authorized Purchaser, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the General Partner in the form attached hereto as Exhibit E. In addition, any certificate signed by any officer of the General Partner and delivered to the Authorized Purchaser or counsel for the Authorized Purchaser pursuant hereto shall be deemed to be a representation and warranty by the General Partner as to matters covered thereby to the Authorized Purchaser;

     (e) to furnish directly or through the Marketing Agent to the Authorized Purchaser, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Baskets in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such documents and certificates in the form as reasonably requested by the Marketing Agent; and

     (f) to cause the Fund to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Fund files a quarterly or annual report pursuant to
Section 13 or 15(d) of the Exchange Act (including the information contained in such report), until such time as the Fund's reports filed pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in the Registration Statement.

SECTION 15. THIRD PARTY BENEFICIARIES.

     Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Purchaser (including by bringing proceedings against the Authorized Purchaser in its own name) to enforce any obligation of the Authorized Purchaser under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

SECTION 16. FORCE MAJEURE.

     No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

SECTION 17. MISCELLANEOUS.

     (a) Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contain all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

     (b) Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

     (c) Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

     (d) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

     (e) Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (f) Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (1) if to General Partner, to:

              Victoria Bay Asset Management, LLC
              c/o Nicholas D. Gerber
              P.O. Box 6919
              Morago, CA 94570

          (2) if to the Authorized Purchaser, to:



All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a

Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

     (g) Governing Law; Jurisdiction.

          (1) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

          (2) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

          The provisions of this Section 17(g) shall survive any termination of this Agreement, in whole or in part.

     (h) No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the General Partner or the Fund, on the one hand, and the Authorized Purchaser or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

     (i) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (k) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

     (l) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."

IN WITNESS WHEREOF, the Authorized Purchaser and the General Partner have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

VICTORIA BAY ASSET MANAGEMENT, LLC

By:               _____________________________
Name:             Nicholas D. Gerber
Title:
Address:
Telephone:
Facsimile:


[BEAR WAGNER SPECIALISTS LLC]

By:               _____________________________
Name:
Title:
Address:
Telephone:
Facsimile:

EXHIBIT A

                           UNITED STATES OIL FUND, LP
                       CREATION AND REDEMPTION PROCEDURES

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more Baskets of United States Oil Fund, LP Units (the "Shares") may be purchased by an Authorized Purchaser, or, once Shares have been issued, redeemed by an Authorized Purchaser. Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a "Basket").

For purposes of these Procedures, a "Business Day" is defined as any day other than a day on which the American Stock Exchange ("AMEX") or the New York Mercantile Exchange ("NYMEX") is closed for regular trading.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Marketing Agent to each Authorized Purchaser prior to its execution of the Authorized Purchaser Agreement, and are issued and redeemed in accordance with the Authorized Purchaser Agreement. Baskets may be issued and redeemed on any Business Day by the Marketing Agent in exchange for cash and/or Treasuries, which the Custodian receives from Authorized Purchasers or transfers to Authorized Purchasers, in each case on behalf of the Fund.

Upon acceptance of the Authorized Purchaser Agreement, the Marketing Agent will assign a personal identification number (a "PIN number") to each Authorized Person authorized to act for the an Authorized Purchaser. This will allow the Authorized Purchaser through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Baskets.

Important Notes:

     - Any Order is subject to rejection by the General Partner or the Marketing Agent, as agent of the General Partner, for the reasons set forth in the Authorized Purchaser Agreement.

     - All Orders are subject to the provisions of the Partnership Agreement, the Prospectus and the Authorized Purchaser Agreement relating to unclear or ambiguous instructions.

     - The Authorized Purchaser, and each distributor offering and selling Units as part of the distribution of such Units, shall comply with the prospectus delivery and disclosure requirements of the 1933 Act as well as the analogous requirements under the CEA, including, the requirement that prospective investors provide an acknowledgement of receipt of such disclosure materials prior to the payment for any Units.

                                CREATION PROCESS

An order to purchase one or more Baskets placed by an Authorized Purchaser with the Marketing Agent by 4:00 PM New York time on a Business Day (such day, "CREATION T") results in the transfer to the Authorized Purchaser's account at The Depository Trust Company ("DTC") of Baskets the Authorized Purchaser has purchased, in most instances, by 9:00 AM New York time on CREATION T+3:

                               CREATION PROCEDURES

1. By the Order Cut-Off Time (the earlier of the close of regular trading on the AMEX or 4:00 PM New York time), an Authorized Person of the Authorized Purchaser calls the Marketing Agent to notify such agent that the Authorized Purchaser wishes to place a Purchase Order to create an identified number of Baskets and to request that it be provided with an order number (an "Order Number"). The Authorized Person provides a PIN number as identification. The Marketing Agent provides the Authorized Purchaser with an Order Number for the Authorized Purchaser's Purchase Order Form. The Authorized Purchaser then completes and faxes to the Marketing Agent the Purchase Order Form included as Exhibit B to the Authorized Purchaser Agreement. The Purchase Order Form must include the Authorized Person's signature, the number of Baskets being purchased, and the Order Number.

2. If the Marketing Agent has not received the Purchase Order Form from the Authorized Purchaser within 15 minutes after the Marketing Agent receives the phone call from the Authorized Purchaser referenced in item (1) above, the Marketing Agent places a phone call to the Authorized Purchaser to enquire about the status of the Order. If the Authorized Purchaser does not fax the Purchase Order Form to the Marketing Agent within 15 minutes after the Marketing Agent's phone call, the Authorized Purchaser's Order is cancelled. The Marketing Agent will then notify the Authorized Purchaser that the Order has been cancelled via telephone call.

3. If the Marketing Agent has received the Authorized Purchaser's Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 PM New York time the Marketing Agent returns to the Authorized Purchaser a copy of the Purchase Order Form submitted, marking it "Affirmed."

4. Based on the Purchase Orders placed with it on CREATION T, the Marketing Agent sends an authenticated electronic message (Swift MT699) to the Custodian indicating the total amount of cash and/or Treasuries for which the Marketing Agent will require an allocation into the [CUSTODIAL ACCOUNT] on CREATION T+3. If the Marketing Agent rejects a Purchase Order pursuant to the Authorized Purchaser Agreement after the foregoing messages are given to the Custodian, the Marketing Agent will notify the Custodian of such rejection, identifying the Authorized Purchaser whose Purchase Order was rejected and the amount of cash and/or Treasuries contained in the rejected Purchase Order.

                               REDEMPTION PROCESS

An order to redeem one or more Baskets placed by an Authorized Purchaser with the Marketing Agent by 4:00 PM New York time on a Business Day (such day, "REDEMPTION T") results in the following taking place by 11:00 AM New York time on REDEMPTION T+3:

- Transfer to the account at DTC and the subsequent cancellation of the relevant number of the Authorized Purchaser's Baskets; and

- Transfer to the Authorized Purchaser by credit to the Authorized Purchaser's account of cash and Treasuries, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the "Redemption Distribution").

                              REDEMPTION PROCEDURES

REDEMPTION T (REDEMPTION ORDER TRADE DATE)

1. By the Order Cut-off Time (the earlier of the close of regular trading on the AMEX or 4:00 PM. New York time), an Authorized Person of the Authorized Purchaser calls the Marketing Agent at [PHONE NUMBER] to notify the Marketing Agent that the Authorized Purchaser wishes to place a Redemption Order with the Marketing Agent to redeem an identified number of Baskets and to request that the Marketing Agent provide an Order Number. The Authorized Person provides a PIN number as identification to the Marketing Agent. The Marketing Agent provides the Authorized Purchaser with an Order Number for the Authorized Purchaser's Redemption Order Form. The Authorized Purchaser then completes and faxes to the Marketing Agent the Redemption Order Form included as Exhibit B to the Authorized Purchaser Agreement. The Redemption Order Form must include the Authorized Person's signature, the number of Baskets redeemed, and the Order Number previously provided by the Marketing Agent.

2. If the Marketing Agent has not received the Redemption Order Form from the Authorized Purchaser within 15 minutes after the Marketing Agent receives the phone call from the Authorized Purchaser referenced in item (1) above, the Marketing Agent places a phone call to the Authorized Purchaser to enquire about the status of the Order. If the Authorized Purchaser does not fax the Redemption Order Form to the Marketing Agent within 15 minutes after the Marketing Agent's phone call, the Authorized Purchaser's Order is cancelled. The Marketing Agent will then notify the Authorized Purchaser that the Order has been cancelled via telephone call.

3. If the Marketing Agent has received the Authorized Purchaser's Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 PM New York. time the Marketing Agent returns to the Authorized Purchaser a copy of the Redemption Order Form submitted, marking it "Affirmed." The Marketing Agent also indicates on the Redemption Order Form the amount of Treasuries and cash, if any, to be delivered in the Redemption Distribution, and provides details of [THE METHOD OF PAYMENT TO BE USED FOR THE TRANSACTION FEE] and the method of delivery of the Treasuries and cash portion, if any, of the Redemption Distribution.

4. By the close of business (usually 5:00 PM New York time), the Marketing Agent sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+3 from the [CUSTODIAL ACCOUNT] ("deallocate") the total amount of cash and Treasuries required to settle the Redemption Orders received by the Marketing Agent on REDEMPTION T. If the Marketing Agent rejects a Redemption Order pursuant to the Authorized Purchaser Agreement after the foregoing message is sent, the Marketing Agent will notify the

Custodian of such rejection, identifying the Authorized Purchaser whose Redemption Order was rejected and the amount of cash and Treasuries contained in the rejected Redemption Order.

REDEMPTION T+3

1. By 9:00 AM New York time, the Authorized Purchaser delivers free to the relevant account at DTC the Baskets to be redeemed.

2. If the Marketing Agent does not receive from a redeeming Authorized Purchaser all Shares comprising the Baskets being redeemed by 9:00 AM New York time, the Marketing Agent will (i) settle the Redemption Order to the extent of whole Baskets received from the Authorized Purchaser and (ii) keep the redeeming an Authorized Purchaser's Redemption Order open until 9:00 AM New York time on the following Business Day (REDEMPTION T+4) as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). For each day (whether or not a Business Day) the Redemption Order is held open, the Authorized Purchaser will be charged by the Marketing Agent the greater of $300 or $30 times the number of Baskets included in the Suspended Redemption Order.

3. By 10:00 AM New York time, the Marketing Agent sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer cash and Treasuries in the relevant amount from the [CUSTODIAL ACCOUNT] to the Authorized Purchaser.

4. By the close of business in New York (usually 5:00 PM New York time), each Authorized Purchaser redeeming Baskets on REDEMPTION T+4 with respect to a Suspended Redemption Order sends an authenticated electronic message (Swift MT699) to [CUSTODIAN], identifying that Authorized Purchaser's account into which cash and Treasuries, in the relevant amount(s), is to be received on REDEMPTION T+4.

REDEMPTION T+4

1. By 9:00 AM. New York time, the redeeming Authorized Purchaser must deliver free to the account at DTC the Basket(s) comprising the Suspended Redemption Order. The Marketing Agent will settle the Suspended Redemption Order to the extent of whole Baskets received. Any balance of the Suspended Redemption Order will be cancelled.

2. The sequence of instructions and events related to the settlement of the Suspended Redemption Order on REDEMPTION T+4 will be made in the manner provided for a Redemption Order under REDEMPTION T+3.

                                     * * * *

EXHIBIT B

                           UNITED STATES OIL FUND, LP

--------------------------------------------------------------------------------
                         PURCHASE/ REDEMPTION ORDER FORM

--------------------------------------------------------------------------------


CONTACT INFORMATION FOR ORDER EXECUTION:
         Telephone order number:                 Telex Number
         Facsimile number:                       Business Number
--------------------------------------------------------------------------------
ALL ITEMS IN PART I MUST BE COMPLETED BY AN AUTHORIZED PURCHASER. THE DISTRIBUTOR AND/OR THE TRUSTEE, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM.

1. TO BE COMPLETED BY AUTHORIZED PURCHASER:
   ----------------------------------------

Date:                                     Time:
Broker Name:                              Firm Name:
NSCC Participant Number:                  DTC Participant Number:
Telephone Number:                         Telex Number:
Fax Number:

Type of Order (Check One)

Amount Created  Units (100,000 Shares)      ___________

Amount Written Out                          ___________

Amount Redeemed Units (100,000 Shares)      ___________

Amount Written Out:                         ___________

Order #: ____________________

Authorized Person's Signature               ________________________________

II. TO BE COMPLETED BY ALPS MUTUAL FUNDS SERVICES, INC.:

This certifies that the above order has been:

___________ Accepted by the Marketing Agent (for purchase or redemption)

___________ Declined -  Reason: ________________________________________________

___________         ____________     ___________________________________________
Date                Time             Authorized Signature

EXHIBIT C

                           UNITED STATES OIL FUND, LP

                      FORM OF CERTIFIED AUTHORIZED PERSONS
                             OF AUTHORIZED PURCHASER

The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the United States Oil Fund, LP Authorized Purchaser Agreement or any other notice, request or instruction on behalf of the Authorized Purchaser pursuant to the aforementioned agreement.

Authorized Purchaser:    _______________________


Name:             _________________________

Title:            _________________________

Signature:        _________________________



Name:             _________________________

Title:            _________________________

Signature:        _________________________



Name:             _________________________

Title:            _________________________

Signature:        _________________________


The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the United States Oil Fund, LP Authorized Purchaser Agreement by and between [broker-dealer] and the General Partner of United States Oil Fund, LP, dated ___________2005, and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me
this ___  day of  ___________, 2005

By:

Name:             _________________________

Signature:        _________________________


Notary Public

EXHIBIT E

                           UNITED STATES OIL FUND, LP

                              OFFICER'S CERTIFICATE

The undersigned, a duly authorized officer of Victoria Bay Asset Management, LLC, a Delaware limited liability company (the "General Partner"), and pursuant to Section 13(d) of the United States Oil Fund, LP Authorized Purchaser Agreement (the "Agreement"), dated as of ___________, 2005, by and between the General Partner and [broker dealer], ("the Authorized Purchaser"), hereby certifies that:

1. Each of the following representations and warranties of the General Partner is true and correct in all material respects as of the date hereof:

     (a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the General Partner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Purchaser and furnished in writing by or on behalf of the Authorized Purchaser to the General Partner expressly for use in the Registration Statement or such Prospectus; and neither the General Partner nor any person known to the General Partner acting on behalf of the Fund has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

     (b) the Fund has been duly formed and is validly existing as an investment fund under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, the Marketing Agent is authorized to issue and deliver the Baskets to the Authorized Purchaser;

     (c) the General Partner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

     (d) the General Partner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Fund is not required to so qualify in any jurisdiction;

     (e) the outstanding Units have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

     (f) the Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders;

     (g) this Agreement has been duly authorized, executed and delivered by the General Partner and constitutes the valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with its terms;

     (h) the General Partner is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to the Authorized Purchaser hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the General Partner, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner is a party or by which, respectively, the General Partner or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the General Partner or the Fund;

     (i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Creation Baskets to the Authorized Purchaser hereunder or the consummation by the General Partner or the Fund of the transactions contemplated hereunder other than registration of the Units under the 1933 Act and the filing of the Prospectus with the National Futures Association, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or under the rules and regulations of the American Stock Exchange;

     (j) except as set forth in the Registration Statement and the Prospectus
(i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the General Partner on behalf of the Fund or the Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;

     (k) each of the General Partner and the Fund has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the General Partner is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the General Partner;

     (l) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

     (m) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the General Partner or the Fund, or any of the General Partner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

     (n) [Accounting Firm] whose report on the audited financial statements of the Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

     (o) the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

     (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, (ii) any transaction which is material to the General Partner or the Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the General Partner or the Fund, which is material to the Fund, (iv) any change in the Units purchased by the Authorized Purchaser or outstanding indebtedness of the General Partner or the Fund or (v) any dividend or distribution of any kind declared, paid or made on such Units;

     (q) the Fund is not and, after giving effect to the offering and sale of the Units, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

     (r) except as set forth in the Registration Statement and the Prospectus, the General Partner and the Fund own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property");

     (i) to the knowledge of the General Partner or the Fund, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the General Partner or the Fund;

     (ii) to the knowledge of the General Partner or the Fund, there is no infringement by third parties of any Intellectual Property;

     (iii) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the General Partner or the Fund's rights in or to any Intellectual Property, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim;

     (iv) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property as to which the General Partner and the Fund have no knowledge of any such pending or threatened claims, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim;

     (v) there is no pending or, to the knowledge of the General Partner or the Fund, threatened action, suit, proceeding or claim by others that the General Partner or the Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the General Partner and the Fund are unaware of any facts which could form a reasonable basis for any such claim; and

     (vi) to the knowledge of the General Partner or the Fund, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and

     (s) all tax returns required to be filed by the General Partner have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Fund as of the date of this Agreement;

     (t) the General Partner has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the General Partner or any other party to any such contract or agreement;

     (u) on behalf of the Fund, the General Partner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Fund, is made known to the General Partner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Fund, the General Partner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Fund's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Fund's internal controls; any material weaknesses in internal controls have been identified for the Fund's auditors;

     (w) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the General Partner believes to be reliable and accurate, and the General Partner has obtained the written consent to the use of such data from such sources to the extent required; and

     (x) neither the General Partner, nor any of the General Partner's directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units.

     For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof, the term "Preliminary Prospectus" shall mean the preliminary prospectus dated [______], 2005 relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units, and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

2. Each of the obligations of the General Partner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the General Partner on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the General Partner, subscribed my name this ___ day of ________, 2005.

                                       By: __________________________________
                                           Name:
                                           Title:




I, ___________________________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the General Partner, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                       By: __________________________________
                                           Name:
                                           Title: